UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 24, 2015, Blue Earth, Inc. (the “Company”), each of the Company’s wholly-owned subsidiaries, Blue Earth Tech ,Inc., Blue Earth Generator, Inc., Blue Earth Solar, Inc. Blue Earth Energy Management Services, Inc., Blue Earth Finance, Inc., Blue Earth Energy Partners, LLC, Blue Earth Power Performance Solutions Inc., Blue Earth Energy Power Solutions, Inc., Blue Earth CHP, Inc., Maili PV 01, LLC (“Maili”), Sumter Heat & Power, LLC (“Sumter”), and ecoLegacy Gas & Power, LLC (collectively, the “Subsidiaries”) and TCA Global Credit Master Fund, LP (the “Lender”) entered into a Second Amendment to Credit Agreement, originally entered into as of January 31, 2013, but effective February 22, 2013 (the “Amended Credit Agreement”), dated as of February 24, 2015.  Under the terms of the Amended Credit Agreement, the Lender has committed to lend a total of $4,000,000 to the Company.  The Company previously borrowed an aggregate of $3 million, all of which was repaid.

On February 24, 2015, the Company borrowed $3 million (the Loan”) under a Replacement, Amended and Restated Promissory Note (the “Note”).  The proceeds from the Loan will be used by the Company to fund, in part, (i) completion of the solar facility being built by Maili for Sun Financial, LLC, and (ii) completion of the combined heat and power (CHP) plant being built by Sumter for Pilgrim’s Pride Chicken.  The Loan is secured by (i) all of the capital stock of Sumter and all income associated therewith; (ii) the Company’s interest under a Membership Interest Purchase Agreement for the sale of the capital stock of Maili to Sun Financial, LLC; and (iii) 400,000 shares of newly issued Series D Convertible Preferred Stock solely convertible in the event of a default in payment.  A copy of the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series D Convertible Preferred Stock is filed as an exhibit to this Form 8-K.

The Note accrues interest at the rate of twelve (12%) percent per annum, with interest commencing on April 1, 2015 and monthly thereafter through and including July 1, 2015.  A principal payment of $1 million is due on the earlier of July 1, 2015 or the closing of the sale of the Maili facility.  The remaining loan shall be amortized with payments commencing on August 1, 2015 and monthly thereafter.  The Loan may be prepaid at any time by the Company.

TCA Fund Management Group as the Investment Manager for TCA Global Credit Master Fund acts as an advisor to many small companies from its offices in the United States, United Kingdom and Australia.  TCA Fund is a short duration, absolute return fund specializing in senior secured lending to small, mainly listed companies in the U.S., Canada, Western Europe and Australia.  In connection with the Amended Credit Agreement, the Company entered into an Advisory Agreement pursuant to which the Company agreed to pay an Advisory Fee of $300,000, payable in three equal installments of $100,000 between August 24, 2015 and February 24, 2016.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See discussion in Item 1.01.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

See discussion in Item 1.01.  The issuance of the Series D Preferred Stock was in reliance of the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 based on representations made by the Lender in the Amended Credit Agreement.  The transaction did not involve an underwriter or placement agent or sales commission.

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION AND BY-LAWS; CHANGE IN FISCAL YEAR

See discussion in Item 1.01.  The Company’s Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series D Convertible Preferred Stock is attached hereto as Exhibit 3.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series D Convertible Preferred Stock.

10.1	Second Amendment to Credit Agreement, dated as of February 24, 2015 by and among the Company, the Lender and the Subsidiaries.

10.2	Replacement, Amended and Restated Promissory Note, issued by the Company and the Subsidiaries to the Lender, issued as of February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer